Exhibit 23.2





INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors of
Tremont Advisers, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-78346) pertaining to the Tremont Advisers, Inc. Savings Plan of our report dated February 18, 2000 on the financial statements of American Masters Broad Market Fund, L.P. as of December 31, 1999 and for the year then ended which report is included in the Annual Report on Form 10-KSB of Tremont Advisers, Inc. for the year ended December 31, 2000.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 7, 2001










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